Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS
SECOND QUARTER 2007 FINANCIAL RESULTS
AND UPDATES 2007 SEGMENT PROFIT GUIDANCE

AVON, Conn. — July 27, 2007 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the second quarter of fiscal year 2007.  In addition, the Company said that it expects to generate 2007 segment profit in the range of $190 million to $210 million excluding an adverse impact of approximately $10 million associated with the start of the Company’s contract to manage behavioral health care for the Maricopa County Regional Behavioral Health Authority, awarded in June.

For the quarter ended June 30, 2007, the Company reported net revenue of $452.9 million and net income of $16.8 million, or $.42 per diluted common share.  For the prior year quarter, net revenue was $398.9 million.  Net income for the prior year quarter was $20.2 million, or $.52 per diluted common share.  Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) for the current year quarter was $46.6 million, compared with $50.1 million in the prior year quarter.

For the six months ended June 30, 2007, the Company reported net revenue of $939.9 million and net income of $37.8 million, or $0.96 per diluted common share.  For the prior year period, the Company reported net revenue of $799.5 million and net income of $42.5 million, or $1.11 per diluted common share.  Segment profit for the first six months of 2007 was $99.6 million versus $99.3 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $263.5 million. Cash flow from operations for the six months ended June 30, 2007 was $90.1 million compared with $69.8 million for the comparable period in the prior year.

“Magellan has consistently produced overall strong financial results and I am generally pleased with our performance again this quarter,” said Steven J. Shulman, chairman and chief executive officer of Magellan. “Highlights of the quarter included the successful implementation of the initial markets of our CIGNA risk radiology contract and the announcement of the award of the Maricopa County behavioral program, a three-year contract with annual revenue of approximately $500 million that is widely considered the largest public sector behavioral health care contract in the nation. Our win of the Maricopa contract is indicative of the creativity and expertise that we bring to our work in the public sector and the confidence that public purchasers have in our ability to design and implement programs that comprehensively address the needs of their stakeholders. We remain on target for the September 1 implementation of this important program.”

Mark S. Demilio, chief financial officer, said, “We are pleased to report another solid quarter of earnings and cash flows.  While the results in the quarter benefited from favorable prior period development of behavioral care costs, the underlying operating results were in line with our expectations.  We continue to expect segment profit for the year to be $190 million to $210 million before taking into account the adverse impact associated with the Maricopa County contract. Our expected full-year results contemplate better than previously projected results in our behavioral health business, primarily due to favorable prior period care development, offset by reduced projections for our specialty pharmaceutical management segment, primarily due to slower than expected growth. We expect the 2007 impact of the implementation and ramp-up of Maricopa to be approximately $10 million, which includes a portion of the previously announced $10.5 million purchase price for several behavioral health direct care facilities that currently serve the contract.”

Earnings Results Conference Call

A conference call will be held to discuss the Company’s financial results at 9:30 a.m. Eastern time on Friday, July 27.  To participate in the conference call, interested parties should call 1-888-390-4698 and reference the passcode Second Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 888-482-2247 and 402-998-1368 (from outside the U.S.).

Those who plan to access the Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on February 28, 2007, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including without limitation statements regarding estimates of segment profit, the costs and timing of implementation for the Maricopa County behavioral contract. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other

Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;  litigation; competition;  operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007(1)	2006	2007(1)

Net revenue	$398,933	$452,868	$799,529	$939,872

Cost and expenses:
Cost of care	262,706	279,218	532,541	588,037
Cost of goods sold	—	36,594	—	70,711
Direct service costs and other operating expenses(2)	92,698	98,139	180,166	196,014
Equity in earnings of unconsolidated subsidiaries	—	—	(390)	—
Depreciation and amortization	11,333	13,505	21,990	27,157
Interest expense	1,721	1,604	3,690	3,456
Interest income	(4,921)	(5,519)	(9,138)	(10,706)
Gain on sale of assets	(403)	—	(5,148)	—
	363,134	423,541	723,711	874,669

Income from continuing operations before income taxes and
minority interest	35,799	29,327	75,818	65,203
Provision for income taxes	15,575	12,311	33,279	27,218
Income from continuing operations before minority interest	20,224	17,016	42,539	37,985
Minority interest, net	—	192	—	192
Net income	20,224	16,824	42,539	37,793
Other comprehensive income (loss)	166	(13)	376	(8)
Comprehensive income	$20,390	$16,811	$42,915	$37,785

Weighted average number of common shares outstanding — basic	36,999	38,842	36,852	38,538
Weighted average number of common shares outstanding — diluted	38,599	39,838	38,384	39,553

Net income per common share — basic	$0.55	$0.43	$1.15	$0.98

Net income per common share — diluted	$0.52	$0.42	$1.11	$0.96

(1)             For a more detailed discussion of Magellan’s results for the quarter ended June 30, 2007, refer to the Company’s Quarterly Report on  Form 10-Q which will be filed with the SEC on July 27, 2007, and the live broadcast or taped replay of the Company’s earnings conference call on July 27, 2007, which will be available at www.MagellanHealth.com.

(2)             Includes stock compensation expense of $6,594 and $7,703 for the three months ended June 30, 2006 and 2007, respectively, and $12,094 and $14,490 for the six months ended June 30, 2006 and 2007, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2006	2007

Cash flows from operating activities:
Net income	$42,539	$37,793

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(5,148)	—
Depreciation and amortization	21,990	27,157
Equity in earnings of unconsolidated subsidiaries	(390)	—
Non-cash interest expense	694	694
Non-cash stock compensation expense	12,094	14,490
Non-cash income tax expense	30,116	25,895
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(11,627)	(22,203)
Accounts receivable, net	6,878	3,233
Other assets	(3,336)	(3,206)
Accounts payable and accrued liabilities	(20,481)	(11,210)
Medical claims payable and other medical liabilities	(1,970)	17,404
Other	(1,534)	89
Net cash provided by operating activities	69,825	90,136

Cash flows from investing activities:
Capital expenditures	(8,923)	(12,675)
Acquisitions and investments in businesses, net of cash acquired	(120,735)	(5,277)
Proceeds from sale of assets	22,200	—
Purchase of investments	(23,481)	(45,665)
Maturity of investments	206,534	50,347
Proceeds from note receivable	3,000	—
Net cash provided by (used in) investing activities	78,595	(13,270)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(12,657)	(14,074)
Proceeds from exercise of stock options and warrants	7,771	23,762
Other	—	(333)
Net cash (used in) provided by financing activities	(4,886)	9,355
Net increase in cash and cash equivalents	143,534	86,221
Cash and cash equivalents at beginning of period	81,039	163,737
Cash and cash equivalents at end of period	$224,573	$249,958

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except membership amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Net revenue
– Health Plan	$159,381	$157,646	$317,168	$336,246
– Employer	32,057	31,393	65,237	62,606
– Public Sector	195,066	201,819	396,965	426,193
– Radiology Benefits Management	12,429	18,461	20,159	29,192
– Specialty Pharmaceutical Management	—	43,549	—	85,635
Total revenue	398,933	452,868	799,529	939,872

Cost of care
– Health Plan	89,899	87,626	176,175	193,401
– Employer	6,911	6,944	15,066	13,768
– Public Sector	165,896	178,343	341,300	374,563
– Radiology Benefits Management	—	6,305	—	6,305
Total cost of care	262,706	279,218	532,541	588,037

Cost of goods sold — Specialty Pharmaceutical Management	—	36,594	—	70,711

Direct service costs
– Health Plan	25,844	25,332	52,415	51,951
– Employer	17,511	16,270	34,274	31,786
– Public Sector	9,126	10,589	17,341	20,548
– Radiology Benefits Management	10,457	11,262	16,915	22,222
– Specialty Pharmaceutical Management	—	5,607	—	10,226
Total direct services costs	62,938	69,060	120,945	136,733

Other operating expenses — Corporate & Other	29,760	29,079	59,221	59,281

Equity in earnings of unconsolidated subsidiaries— Health Plan	—	—	(390)	—

Stock compensation expense(1)
– Health Plan	(328)	(501)	(566)	(893)
– Employer	(84)	(152)	(152)	(268)
– Public Sector	(208)	(246)	(361)	(457)
– Radiology Benefits Management	(327)	(546)	(534)	(1,008)
– Specialty Pharmaceutical Management	—	(2,101)	—	(4,153)
– Corporate & Other	(5,647)	(4,157)	(10,481)	(7,711)
Total stock compensation expense	(6,594)	(7,703)	(12,094)	(14,490)

Segment profit (loss)
– Health Plan	43,966	45,189	89,534	91,787
– Employer	7,719	8,331	16,049	17,320
– Public Sector	20,252	13,133	38,685	31,539
– Radiology Benefits Management	2,299	1,440	3,778	1,673
– Specialty Pharmaceutical Management	—	3,449	—	8,851
– Corporate & Other	(24,113)	(24,922)	(48,740)	(51,570)
Total segment profit	$50,123	$46,620	$99,306	$99,600

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$50,123	$46,620	$99,306	$99,600
Stock compensation expense	(6,594)	(7,703)	(12,094)	(14,490)
Depreciation and amortization	(11,333)	(13,505)	(21,990)	(27,157)
Interest expense	(1,721)	(1,604)	(3,690)	(3,456)
Interest income	4,921	5,519	9,138	10,706
Gain on sale of assets	403	—	5,148	—
Income from continuing operations before income taxes and minority interest	$35,799	$29,327	$75,818	$65,203

Membership
– Health Plan				25.7
– Employer				14.3
– Public Sector				1.8
– Radiology Benefits Management				18.4
Total membership				60.2

(1)             Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.